   As filed with the Securities and Exchange Commission on August 2, 1995.

                                                    Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.   20549

                                    FORM S-8
                             Registration Statement
                                     Under
                          The Securities Act of 1993
               --------------------------------------------------
                              QUADRAX CORPORATION
               (Exact name of issuer as specified in its charter)
               --------------------------------------------------
               Delaware                                     05-0420158
- ---------------------------------------               ----------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification Number)


      300 High Point Avenue, Portsmouth, Rhode Island            02871
      -------------------------------------------------------------------
       (Address of Principal Executive Offices)                (Zip Code)

                      Quadrax Corporation 1993 Stock Plan
                      -----------------------------------
                              (Full Title of Plan)


                          James  J. Palermo, Chairman
                              QUADRAX CORPORATION
                              300 High Point Ave.
                             Portsmouth,  RI  02871
                             ----------------------
                    (Name and address of agent for service)

                                (401) 683-6600
                                --------------
         (Telephone number, including area code, of agent for service)

 Copies of all communications, including all communications sent to agent for service to:

                            Timothy MacDonald, Esq.
                              Quadrax Corporation
                             300 High Point Avenue
                              Portsmouth, RI 02871
                                 (401) 683-6600


    Pursuant to the provisions of Rule 429 Under the Securities Act of 1933, the Prospectus for this Registration Statement also relates to the Registrant's Registration Statement No. 33-65550 on Form S-8.

        Page 1 of 26 pages contained in the sequential numbering system.
                   The Exhibit Index may be found at page 4.

===============================================================================================================================

                                               CALCULATION OF REGISTRATION FEE

===============================================================================================================================

                      Title of
                    Each Class of                            Proposed                 Proposed
                     Securities               Amount         Maximum                   Maximum                    Amount of
                       to be                  to be        Offering Price             Aggregate                 Registration
                     Registered             Registered       Per Share              Offering Price                  Fee

- -------------------------------------------------------------------------------------------------------------------------------
                 Common Stock
                 (par value                    38,560        $1.43(1)               $ 55,141(1)                $ 20.00(1)
                 $.000009)                    Shares

                 Common Stock                 113,389        $1.81(2)               $205,235(2)                $ 71.00(2)
                 (par value                   Shares
                 $.000009)

                 Common Stock                 330,000        $2.00(2)               $660,000(2)                $228.00(2)
                 (par value                   Shares
                 $.000009)

                 Common Stock                 100,000        $0.10(2)               $ 10,000(2)                $  4.00(2)
                                                                                    --------                   -------
                 (par value                   Shares
                 $.000009)

                 Total                                                              $930,376                   $323.00
- -------------------------------------------------------------------------------------------------------------------------------

  (1)    Estimated pursuant to Rule 457(c) and (h) based upon the average high and low prices of the Registrant's Common Stock as reported on NASDAQ Small Cap Market on July 27, 1995.

  (2)    For shares issuable pursuant to stock options outstanding at July 24, 1995, calculated pursuant to Rule 457(h) based on the exercise price of such options.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



         This Registration Statement is registering additional securities of the same class for which a registration statement filed on Form S-8 relating to the 1993 Stock Plan is effective.

         The contents of the Company's Registration Statement on Form S-8, File No. 33-65550, as filed with the Securities and Exchange Commission on July 12, 1994, are incorporated herein by reference.

Item 8 - Exhibits
- -----------------

    4.1 Relevant portion of Certificate of Incorporation of the Company, as amended (see Exhibit A to Certificate of Amendment to Certificate of Incorporation dated July 20, 1992, filed as Exhibit 3.1 to Form 10-Q, November 10, 1992, and by this reference incorporated herein)

    4.2 By-laws of the Company, as amended (filed as Exhibit No. 3.2 to Company's Form S-1, File No. 33-14275, and by this reference incorporated herein)

    4.3     1993 Stock Plan

    5.1     Opinion Regarding Legality

   23.1     Consent of Ernst & Young, LLP

   23.2     Consent of Livingston & Haynes, P.C.

   23.3     Consent of Timothy MacDonald, Esq. (included in the Exhibit 5)

   24.1 Power of Attorney (included in the signature page of this Registration Statement)


Exhibit Index

Exhibit Number   Description                                                   Page
- --------------   ------------                                                  ----
       4.1        Relevant portion of Certificate of
                  Incorporation of the Company, as
                  amended (see Exhibit A to Certificate
                  of Amendment to Certificate of Incorporation
                  dated July 20, 1992, filed as Exhibit 3.1 to
                  Form 10-Q, November 10, 1992, and by this
                  reference incorporated herein)

       4.2 By-laws of the Company, as amended (filed as Exhibit No. 3.2 to Company's Form S-1, File
                  No. 33-14275, and by this reference incorporated herein)

       4.3        1993 Stock Plan                                               7

       5.1        Opinion Regarding Legality                                   24

      23.1        Consent of Ernst & Young, LLP                                25

      23.2        Consent of Livingston & Haynes, P.C.                         26

      23.3        Consent of Timothy MacDonald, Esq.
                  (included in the Exhibit 5.1)

      24.1 Power of Attorney (included in the signature page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of July, 1995.

                                          QUADRAX CORPORATION



                                          By: /s/ James J. Palermo
                                              ------------------------------
                                              James J. Palermo, Chairman and
                                              Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that the each of the persons whose signature appears below does hereby constitute and appoint James J. Palermo, with full power of substitution, his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 with respect to shares of the common stock, $.000009 par value, of Quadrax Corporation issued pursuant to the Quadrax Corporation 1993 Stock Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                   Title                     Date
       ---------                                   -----                     ----
/s/ James J. Palermo              Chairman of the Board             July 24, 1995
- --------------------              of Directors, Chief Executive
James J. Palermo                  Officer and Acting Chief
                                  Financial Officer (Principal
                                  Executive, Financial and
                                  Accounting Officer)



/s/ Sven Kraumanis                Director                          July 24, 1995
- ------------------
Sven Kraumanis

/s/ William G. Conway             Director                          July 24, 1995
- ---------------------
William G. Conway



/s/ Gordon Werner                 Director                          July 24, 1995
- --------------------------
Gordon Werner